Exhibit 10.22

Execution Version

AMENDMENT NO. 5 TO AMENDED AND RESTATED CREDIT AGREEMENT
This Amendment No. 5 to Amended and Restated Credit Agreement (this “Agreement”) dated as of November 7, 2018 (the “Effective Date”), is among Jagged Peak Energy LLC, a Delaware limited liability company (the “Borrower”), Jagged Peak Energy Inc., a Delaware corporation (the “Guarantor”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”), and the Lenders (as defined below).
RECITALS
A.    Reference is made to that certain Amended and Restated Credit Agreement dated as of February 1, 2017 (as amended by that certain Amendment No. 1, Master Assignment and Agreement to Amended and Restated Credit Agreement dated as of October 26, 2017, Amendment No. 2, Limited Waiver, Master Assignment and Agreement to Amended and Restated Credit Agreement dated as of March 21, 2018, Amendment No. 3 to Amended and Restated Credit Agreement dated as of June 15, 2018, Amendment No. 4, Master Assignment, and Agreement to Amended and Restated Credit Agreement dated as of August 9, 2018, and as further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Administrative Agent, the Issuing Lender and the financial institutions party thereto as lenders from time to time (the “Lenders”). Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.
B.    On or about the date hereof, the Borrower will enter into a Crude Oil Purchase and Sale Agreement with Trafigura Trading LLC (“Trafigura”), whereby the Borrower will commit to deliver to Trafigura an average of 30,000 barrels of crude oil per day each month during the term of the agreement or pay Trafigura a deficiency payment for failure to deliver such volumes (the “Trafigura Transaction”).
C.    In connection with the Trafigura Transaction and the Scheduled Redetermination of the Borrowing Base for October 1, 2018, the parties hereto wish to, subject to the terms and conditions of this Agreement, (i) increase the Borrowing Base to 900,000,000 and (ii) amend the Credit Agreement as set forth herein.
THEREFORE, the parties hereto hereby agree as follows:
Section 1.Defined Terms; Other Definitional Provisions. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.
Section 2.    Borrowing Base Increase. Subject to the terms of this Agreement, the parties hereto hereby agree that, as of the Effective Date, the Borrowing Base is hereby increased from $825,000,000 to $900,000,000, and the Borrowing Base shall remain in effect at such amount until the Borrowing Base is redetermined or adjusted in accordance with the Credit Agreement. The redetermination of the Borrowing Base pursuant to this Section 2 shall constitute the scheduled Semi-Annual Redetermination to occur on or about October 1, 2018, as set forth in Section 2.2(b)(ii) of the Credit Agreement. The parties hereto hereby agree that the next Scheduled Redetermination of the Borrowing Base shall be a Semi-Annual Redetermination to occur on or about April 1, 2019, as provided in Section 2.2(b)(i) of the Credit Agreement. For the avoidance of doubt, the Borrowing Base increase set forth herein does not increase or otherwise modify the Aggregate Elected Commitments, and such Aggregate Elected Commitments shall remain at $540,000,000 until increased or otherwise modified pursuant to the Credit Agreement.
Section 3.    Amendment to Credit Agreement.
(a)    Section 1.1 of the Credit Agreement is hereby amended to add the following defined terms thereto in alphabetical order:
“Approved MVC Contract” means (i) the Trafigura Agreement and (ii) any other MVC Contract entered into by the Borrower or its Subsidiary in the ordinary course of business that contains minimum hydrocarbon volume requirements, that when aggregated with the minimum hydrocarbon volume requirements under all other MVC Contracts, without duplication, does not exceed the projected volume of oil, gas or natural gas liquids from the Oil and Gas Properties, as applicable, owned or controlled by the Credit Parties and available for delivery under such MVC Contracts.
“MVC Contract” means any contract or other agreement that requires the Borrower or any of its Subsidiaries to deliver a minimum volume of hydrocarbons, or to pay for pipeline or other service capacity irrespective of whether the Borrower or its Subsidiaries actually use such capacity, whether pursuant to a sale of such hydrocarbons or the provision of gathering, transportation, processing, or other midstream-related services for such hydrocarbons.
“Trafigura Agreement” means the Crude Oil Purchase and Sale Agreement entered into by the Borrower and Trafigura Trading LLC, provided that such agreement shall be consistent in all material respects with the terms of the draft Crude Oil Purchase and Sale Agreement provided to the Administrative Agent by the Borrower on November 7, 2018, and otherwise reasonably acceptable to the Administrative Agent.
(b)    The defined term “EBITDAX” in Section 1.1 of the Credit Agreement is hereby amended to add the following in clause (a) after the word “period” and before the comma:
“(for the avoidance of doubt, to the extent not otherwise reflected as a deduction in Net Income, any payment for failure to deliver a minimum volume of hydrocarbons, whether consisting of a deficiency payment, shortfall payment, true-up payment, cover damages, fee, penalty or otherwise, owed by the Borrower or any Subsidiary pursuant to any Approved MVC Contract shall be deducted from Net Income in the period when paid)”
(c)    Section 5.2 of the Credit Agreement is hereby amended by adding the following new clause (u):
“Approved MVC Contracts. Promptly and in any event within five Business Days after a Credit Party enters into (i) a new Approved MVC Contract or (ii) an amendment, supplement or other modification to an existing Approved MVC Contract, the Credit Parties shall provide to the Administrative Agent a fully executed and compiled copy of the items set forth in (i) and (ii) above, as applicable.
(d)    Section 6.19 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:
“Gas Imbalances, Take-or-Pay or Other Prepayments. The Borrower shall not, nor shall it permit any of its Subsidiaries to, allow (a) gas imbalances (other than those imbalances which (i) occur in the normal course of business and (ii) do not exceed 2% of the value of the Proven Reserves of the Credit Parties), or prepayments with respect to the Oil and Gas Properties of the Borrower or any Subsidiary which would require the Borrower or any Subsidiary to deliver their respective Hydrocarbons produced on a monthly basis from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, or (b) any MVC Contract obligation other than obligations under Approved MVC Contracts.”

(e)    The Credit Agreement is hereby amended by adding as a new Section 6.24 the following:
“Modifications to Approved MVC Contracts. No Credit Party will amend, supplement or otherwise modify any Approved MVC Contract in any manner which would (a) violate the requirements set forth in the definition of “Approved MVC Contract” or (b) be materially adverse to the Lenders.
Section 4.    Representations and Warranties. Each Credit Party represents and warrants that, as of the date hereof: (a) the representations and warranties of such Credit Party contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Effective Date as if made on and as of such date, except that any representation and warranty which by its terms is made as of a specified date is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) only as of such specified date; (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within such Credit Party’s powers and have been duly authorized by all necessary corporate, limited liability company, or partnership action; (d) this Agreement constitutes the legal, valid, and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity whether applied by a court of law or equity; (e) the execution, delivery and performance of this Agreement by such Credit Party do not require any authorization or approval or other action by, or any notice or filing with, any Governmental Authority other than those that have been obtained or provided and other than filings delivered hereunder to perfect Liens created under the Security Documents; and (f) the Liens under the Security Documents are valid and subsisting and secure the obligations under the Credit Documents.
Section 5.    Conditions to Effectiveness. This Agreement shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:
(a)    The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement, duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantor, the Administrative Agent, the Issuing Lender, and each of the Lenders.
(b)    The Borrower shall have paid to the Administrative Agent all reasonable out-of-pocket costs and expenses that have been invoiced and are payable pursuant to Section 10.1 of the Credit Agreement.
(c)    The Administrative Agent shall have received a draft of the Crude Oil Purchase and Sale Agreement between the Borrower and Trafigura, and such draft agreement shall be reasonably acceptable to the Administrative Agent.
(d)    The Credit Parties shall have received any consents, licenses and approvals required in accordance with applicable law, or in accordance with any document, agreement, instrument or arrangement to which such Credit Party is a party, in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the other Credit Documents.
(e)    No action, suit, investigation or other proceeding (including without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be threatened or pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with this Agreement, any other credit agreement, or any transaction contemplated hereby or thereby or (ii) which could reasonably be expected to result in a Material Adverse Change.

(f)    The Administrative Agent shall have received such other documents, governmental certificates, agreements, and lien searches as the Administrative Agent or any Lender may reasonably request.
Section 6.    Mortgage and Title. On or before the date that is 30 days after the Effective Date (or such later date as may be acceptable to the Administrative Agent in its sole discretion), the Borrower shall from time to time upon the reasonable request of the Administrative Agent, take such actions and execute and deliver such documents and instruments as the Administrative Agent shall require to ensure that the Administrative Agent shall, at all times, have received (i) evidence of title reasonably satisfactory in form and substance to the Administrative Agent covering at least 80% (by PV10) of the Proven Reserves as evaluated in the most recently delivered Engineering Report and (ii) Mortgages and such other Security Documents requested by the Administrative Agent to the extent necessary to cause the Administrative Agent to have an Acceptable Security Interest in at least 90% (by PV10) of the Proven Reserves as evaluated in the most recently delivered Engineering Report and in at least 90% (by PV10) of the PDP Reserves as evaluated in the most recently delivered Engineering Report.
Section 7.    Acknowledgments and Agreements.
(a)    Each Credit Party acknowledges that on the date hereof all outstanding Secured Obligations are payable in accordance with their terms and each Credit Party waives any set-off, counterclaim, recoupment, defense, or other right, in each case, existing on the date hereof, with respect to such Secured Obligations. Each party hereto does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and each Credit Party acknowledges and agrees that its respective liabilities and obligations under the Credit Agreement, as amended herby, and the other Credit Documents are not impaired in any respect by this Agreement.
(b)    The Administrative Agent, the Issuing Lender, and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Credit Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Credit Documents, (ii) any of the agreements, terms or conditions contained in any of the Credit Documents, (iii) any rights or remedies of the Administrative Agent, the Issuing Lender, or any Lender with respect to the Credit Documents, or (iv) the rights of the Administrative Agent, the Issuing Lender, or any Lender to collect the full amounts owing to them under the Credit Documents.
(c)    This Agreement is a Credit Document for the purposes of the provisions of the other Credit Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.
Section 8.    Reaffirmation of the Guaranty. The Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under Article IX of the Credit Agreement are in full force and effect and that the Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all the Guaranteed Obligations (as defined in Section 9.1(a) of the Credit Agreement), and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by the Guarantor under Article IX of the Credit Agreement or otherwise, in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement or any of the other Credit Documents.
Section 9.    Reaffirmation of Liens. Each Credit Party (a) reaffirms the terms of and its obligations (and the security interests granted by it) under each Security Document to which it is a party, and agrees that each such Security Document will continue in full force and effect to secure the Secured Obligations as the same may be amended, supplemented, or otherwise modified from time to time, and (b) acknowledges, represents, warrants and agrees that the Liens and security interests granted by it pursuant to the Security Documents are valid, enforceable and subsisting and create an Acceptable Security Interest to secure the Secured Obligations.
Section 10.    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 11.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.
Section 12.    Severability. In case one or more of the provisions of this Agreement shall for any reason be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or in the other Credit Documents shall not be affected or impaired thereby.
Section 13.    Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).
Section 14.    Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT, THE NOTES, AND THE OTHER CREDIT DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
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EXECUTED to be effective as of the date first above written.

BORROWER:

JAGGED PEAK ENERGY LLC

By:	/s/ CHRISTOPHER HUMBER
Name:	Christopher Humber
Title:	Executive Vice President, General Counsel and Secretary

GUARANTOR:

JAGGED PEAK ENERGY INC.

By:	/s/ CHRISTOPHER HUMBER
Name:	Christopher Humber
Title:	Executive Vice President, General Counsel and Secretary

ADMINSTRATIVE AGENT/ISSUING
LENDER/LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender, and a Lender

By:	/s/ ZACHARY KRAMER
Name:	Zachary Kramer
Title:	Vice President

LENDERS:

FIFTH THIRD BANK, as a Lender

By:	/s/ JONATHAN H. LEE
Name:	Jonathan H. Lee
Title:	Director

ABN AMRO CAPTIAL USA LLC, as a Lender

By:	/s/ DARRELL HOLLEY
Name:	Darrell Holley
Title:	Managing Director

By:	/s/ MICHAELA BRAUN
Name:	Michaela Braun
Title:	Director

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ GEORGE E. MCKEAN
Name:	George E. McKean
Title:	Senior Vice President

FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ JOHN B. LANE
Name:	John B. Lane
Title:	Executive Vice President

CITIBANK, N.A., as a Lender

By:	/s/ CLIFF VAZ
Name:	Cliff Vaz
Title:	Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ DAVID MORRIS
Name:	David Morris
Title:	Authorized Officer

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ JAMIE MINIERI
Name:	Jamie Minieri
Title:	Authorized Signatory

UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/ KENNETH CHIN
Name:	Kenneth Chin
Title:	Director

By:	/s/ HOUSSEM DALY
Name:	Houssem Daly
Title:	Associate Director

BMO HARRIS BANK N.A., a Lender

By:	/s/ MELISSA GUZMANN
Name:	Melissa Guzmann
Title:	Director

ROYAL BANK OF CANADA, a Lender

By:	/s/ EMILEE SCOTT
Name:	Emilee Scott
Title:	Authorized Signatory

COMERICA BANK, a Lender

By:	/s/ JEFFREY M. LABAUVE
Name:	Jeffrey M. LaBauve
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, a Lender

By:	/s/ JOHN C. LOZANO
Name:	John C. Lozano
Title:	Senior Vice President

BOKF, NA, a Lender

By:	/s/ SONJA BORODKO
Name:	Sonja Borodko
Title:	Senior Vice President